(File Nos. 33-64808 and 811-7814)

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
      [ ]  Preliminary Proxy Statement
      [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      [ ]  Definitive  Proxy  Statement
      [X]  Definitive  Additional
           Materials
      [ ]  Soliciting   Material  Pursuant  to  ss.240.14a-11(c)  or
           ss.240.14a-12

                           GLOBAL SMALL CAP FUND INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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      [X]   No fee required
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            0-11

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            2) Aggregate number of securities to which transaction applies:

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               computed  pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated  and state how it
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            4) Proposed maximum aggregate value of transaction:

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      [ ]   Check box if  any part of the  fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting
            fee  was  paid   previously.   Identify  the   previous   filing  by
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                           GLOBAL SMALL CAP FUND INC.
                               51 WEST 52ND STREET
                          NEW YORK, NEW YORK 10019-6114

                                December 29, 1999

To the Stockholders:

      It has come to our attention that two stockholders of Global Small Cap Fund Inc. (the "Fund"), Deep Discount Advisors, Inc. and Ron Olin Investment Management Company (the "Soliciting Stockholders"), have together launched a proxy solicitation in opposition to the Board's solicitation. We urge you to vote "FOR" management's proposal to reorganize into PaineWebber Global Equity Fund ("Global Equity") as the Board has recommended and to return the WHITE proxy card.

      The only proposal that will be considered at the Meeting is the Reorganization proposal made by the Board, and only votes regarding this proposal will be effective. The Soliciting Stockholders apparently have no recommendation as to how you should vote on the proposed Reorganization. They state that they are even uncertain as to how they will vote their own shares on the proposal. Moreover, the Soliciting Stockholders generally mischaracterize the Reorganization proposal. For example, they erroneously state that the Fund and Global Equity have the same investment adviser and sub-adviser. As the Fund's proxy materials clearly state, while the Fund is sub-advised by GE Investment Management Corporation ("GEIM"), Global Equity is sub-advised by Invista Capital Management LLC, which is not related to GEIM or to Mitchell Hutchins. The uncertainty and lack of accuracy revealed in their proxy materials illustrate the level of the Soliciting Stockholders' professed concern for the interests of other Fund stockholders. WE URGE YOU TO VOTE "FOR" THE RECOMMENDED REORGANIZATION PROPOSAL.

      These Soliciting Stockholders criticize the Fund's performance and describe themselves as "fellow stockholders who believe in good corporate governance and in maximizing stockholder value." To bolster this claim, they cite their management of another closed-end global equity fund, Clemente Strategic Value Fund, Inc. ("Clemente"). On September 29, 1998, representatives of the Soliciting Stockholders took control of Clemente's board. However, a simple comparison of the Fund's performance and discount as compared to Clemente's over the same period illustrates that the Soliciting Stockholders have not achieved for Clemente what the Board and the Fund's advisers have done for the Fund:

           FOR THE PERIOD SEPTEMBER   GLOBAL SMALL CAP       CLEMENTE
           30, 1998 THROUGH
           NOVEMBER 30, 1999

           AVERAGE ANNUAL RETURN           48.58%             40.99%
           (based on NAV)
           AVERAGE ANNUAL RETURN           56.04%             36.88%
           (based on market price)
           CHANGE IN DISCOUNT TO      Discount REDUCED  Discount INCREASED
           NAV (beginning of period        by 4.7%            by 3.2%
           to end of period)            (From 20.1%        (From 7.5% to
                                         to 15.4%)            10.7%)

      Thus, while they declare that the Fund's performance has been "simply terrible," the Soliciting Stockholders would have an investment worth almost 20% more if they had simply invested their money in the Fund, instead of in Clemente. In other words, the Fund's average annual return during this period was about 50% higher than Clemente's. This is so despite the Soliciting Stockholders' control of Clemente's management during this period.

      Nonetheless, the Soliciting Stockholders criticize the Fund's management and its Board of Directors for apparent indifference to performance. Nothing could be further from the truth. As the Fund has indicated, the Board has determined that early performance of the Fund was unsatisfactory, and in late March 1995 the Board engaged a new, highly regarded sub-adviser. Moreover, in September 1999, the Fund's Board determined to offer an opportunity for stockholders, as more fully described in the Fund's Proxy Statement/Prospectus, to receive shares of another diversified global stock fund, which is an open-end mutual fund whose shares may be redeemed at net asset value without being subject to any market discount.

      Even more strangely, the main purpose of the Soliciting Stockholders' proxy solicitation apparently is to seek your vote on proposals that are not eligible for consideration at the special meeting--the removal of your Board of Directors and their replacement with the Soliciting Stockholders' own slate of nominees. As a matter of Maryland law, which governs the Fund because it is incorporated in Maryland, those proposals are ineligible for consideration at this special meeting, which was called solely to vote on the proposed Reorganization of the Fund into Global Equity. THEREFORE, IF INTRODUCED, THE SOLICITING STOCKHOLDERS' PROPOSALS WILL BE RULED OUT OF ORDER AT THE MEETING. ANY VOTES REGARDING THEIR PROPOSALS WILL NOT BE RECOGNIZED AS VALID AT THE MEETING AND WILL HAVE NO EFFECT ON THE FUND.

      Despite their focus on proposals that will not be considered at this meeting, the inaccuracies in their proxy statement, and their misleading and misplaced criticism of the Fund and its Board, the Soliciting Stockholders would like you to give them your proxy. They also state that if you send in their proxy card signed but not specifically voting on the Reorganization, they will "abstain" your shares on the Reorganization proposal. HOWEVER, AN ABSTENTION WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE REORGANIZATION.

      WE ENCOURAGE YOU TO VOTE "FOR" THE REORGANIZATION PROPOSAL ON THE WHITE PROXY CARD AND IGNORE THE SOLICITING STOCKHOLDERS' PROXY CARD ENTIRELY.

      The Board is confident that the Reorganization will benefit both the Fund and its stockholders. Please sign, date, and return the WHITE proxy card that you have received in the enclosed postage-paid return envelope, or, if you prefer, you may authorize and instruct your proxies by phone by calling 1-800-949-8596 or by fax by faxing your signed and dated proxy card to 1-800-733-1885. PLEASE NOTE THAT ANY ABSTENTION OR BROKER NON-VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE REORGANIZATION.



                                             Sincerely,

                                             /s/ Brian M. Storms
                                             -------------------
                                             Brian M. Storms
                                             Director and Senior Vice President
                                             Global Small Cap Fund Inc.